Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K/A of our report dated March 5, 2005 related to the consolidated financial statements of Crave Entertainment Group and Subsidiaries, Inc., which expresses an unqualified opinion, appearing in and incorporated by reference in the Form 8-K/A Amendment No. 1 of Handleman Company filed with the Securities and Exchange Commission on February 1, 2006.

/s/ Stonefield Josephson, Inc.
Los Angeles, California
February 17, 2006